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                                                                    Exhibit 99.1



    Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Annual Report on Form 11-K of John Q. Hammons Hotels, L.P. 401(k) Plan (the "Plan") for the annual period ended on December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), John Q. Hammons, as President, Chairman of the Board and Chief Executive Officer of John Q. Hammons Hotels, Inc. (the "Company") and Paul E. Muellner, as Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that:

1. The report fully complies with the requirements of Section 13(a) or 15(D) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the net assets available for Plan benefits and the changes in net assets available for Plan benefit financial condition and results of the Plan.




Dated: June 29, 2005


                                     /s/ John Q. Hammons
                                     -----------------------------------
                                     John Q. Hammons
                                     President, Chairman of the Board and
                                     Chief Executive Officer


                                     /s/ Paul E. Muellner
                                     -----------------------------------
                                     Paul E. Muellner
                                     Chief Financial Officer